                                                                       EXHIBIT 1

                                                     PRIVILEGED AND CONFIDENTIAL

================================================================================

                       ANCHOR GLASS CONTAINER CORPORATION

                                       and

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
                                 as Rights Agent

                      AMENDED AND RESTATED RIGHTS AGREEMENT

                                   Dated as of

                                October 31, 2001

================================================================================


                                TABLE OF CONTENTS

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
Section 1.  Certain Definitions..............................................................      2

Section 2.  Appointment of Rights Agent......................................................      8

Section 3.  Issue of Right Certificates......................................................      8

Section 4.  Form of Right Certificates......................................................      11

Section 5.  Countersignature and Registration...............................................      13

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates;
            Mutilated, Destroyed, Lost or Stolen Right Certificates.........................      14

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights...................      15

Section 8.  Cancellation and Destruction of Right Certificates..............................      17

Section 9.  Reservation and Availability of Shares of Capital Stock.........................      18

Section 10. Preferred Stock Record Date.....................................................      19

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights..............      20

Section 12. Certificate of Adjusted Purchase Price or Number of Shares......................      23

Section 13. Fractional Rights and Fractional Shares.........................................      24

Section 14. Rights of Action................................................................      25

Section 15. Agreement of Right Holders......................................................      25

Section 16. Right Certificate Holder Not Deemed a Stockholder...............................      26

                                                                                                 Page
                                                                                                 ----
Section 17. Concerning the Rights Agent.....................................................      27

Section 18. Merger or Consolidation or Change of Name of Rights Agent.......................      28

Section 19. Duties of Rights Agent..........................................................      29

Section 20. Change of Rights Agent..........................................................      32

Section 21. Issuance of New Right Certificates..............................................      33

Section 22. Redemption and Termination......................................................      33

Section 23. Exchange........................................................................      35

Section 24. Notice of Certain Events........................................................      35

Section 25. Notices.........................................................................      36

Section 26. Supplements and Amendments......................................................      37

Section 27. Successors......................................................................      38

Section 28. Determinations and Actions by the Board of Directors............................      38

Section 29. Benefits of This Agreement......................................................      38

Section 30. Severability....................................................................      39

Section 31. Governing Law...................................................................      39

Section 32. Counterparts....................................................................      39

Section 33. Descriptive Headings............................................................      39

EXHIBIT A   Certificate of Amendment........................................................     A-1

EXHIBIT B   Form of Right Certificate.......................................................     B-1

EXHIBIT C   Summary of Rights to Purchase Preferred Stock...................................     C-1

                      AMENDED AND RESTATED RIGHTS AGREEMENT

         Amended and Restated Rights Agreement (the "Agreement"), dated as of October 31, 2001 between Anchor Glass Container Corporation, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of September 26, 2001, as amended by Amendment No. 1 thereto dated as of September 27, 2001 (the "Original Rights Agreement");

         WHEREAS, the Company desires to amend and restate the Original Rights Agreement as set forth herein;

         WHEREAS, the Board of Directors of the Company on September 26, 2001 (the "Rights Dividend Declaration Date") authorized and declared a dividend distribution (the "Distribution") of one Right for each outstanding share of the Common Stock, $0.10 par value, of the Company outstanding at the close of business on September 26, 2001 (the "Record Date") and has authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11 hereof) in respect of each share of Common Stock issued (whether originally issued or delivered from the Company's treasury stock) between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase, under certain circumstances, one one-thousandth of a share of Series C Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the Certificate of Amendment attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

         WHEREAS, the Board of Directors of the Company on October 31, 2001 (the "Second Rights Dividend Declaration Date") authorized and declared a dividend distribution (the "Second Distribution") of (i) 4.167 Rights for each outstanding share of Series A 10% Cumulative Convertible Preferred Stock, $0.01 par value, of the Company (the "Series A Preferred Stock") outstanding at the close of business on October 31, 2001 (the "Second Record Date") and (ii) 4.545 Rights for each outstanding share of Series B 8% Cumulative Convertible Preferred Stock, $0.01 par value, of the Company (the "Series B Preferred Stock") outstanding at the close of business on the Second Record Date;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or that, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of securities of the Company constituting a Substantial Block (as such term is hereinafter defined), but shall not include (i) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan; (ii) any Person who or that, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of shares of Voting Stock (as such term is hereinafter defined) outstanding since the last date on which such Person was the Beneficial Owner of any shares of the Voting Stock constituting all or a portion of such Substantial Block; (iii) any Person who or that, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block in the good faith belief that such acquisition would not
     (x) cause such Person and its Affiliates and Associates to become the Beneficial Owner of a Substantial Block and such Person relied in good faith in computing the percentage of its voting power on publicly filed reports or documents of the Company which are inaccurate or out-of-date or
     (y) otherwise cause a Distribution Date to occur; and (iv) any Beneficial Owner of Voting Stock as of September 26, 2001, but only if any such Person has not and does not become the Beneficial Owner of any additional Voting Stock of the Company after such date; provided, however, that any such Person shall be deemed to have become the Beneficial Owner of additional Voting Stock for purposes of clause (iv) if any Voting Stock (or securities exercisable or exchangeable for or convertible into Voting Stock) Beneficially Owned as of September 26, 2001 by such Person which was owned as of September 26, 2001 by Consumers Packaging or any of its Subsidiaries (x) ceased or ceases to be owned by Consumers Packaging or any of its then Subsidiaries but (y) is or becomes Beneficially Owned by such Person. Notwithstanding clause (ii) or
     (iii) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (ii) or (iii) does not cease to be the Beneficial Owner of a Substantial Block by the close of business on the fifth Business Day (as such term is hereinafter defined) after notice from the Company (the date of notice being the first Business Day) that such Person is the Beneficial Owner of a Substantial Block, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause
     (ii) or (iii) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company.

          (b)  "Act" shall have the meaning set forth in Section 9(b) hereof.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

          (d) "Agreement" shall have the meaning set forth in the introduction hereto.

          (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" any securities:

               (i) that such Person or any of such Person's Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own" (and, in the case of (and for the purposes referred to in) subclause
          (4) below, shall be deemed not to be the "Beneficial Owner" of and to not "Beneficially Own"), (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as such term is hereinafter defined), (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) hereof ("Original Rights") or pursuant to
          Section 11(i) or Section 21 hereof in connection with an adjustment made with respect to Original Rights or (4) securities that such Person has the right to acquire pursuant to an agreement entered into on or prior to September 26, 2001 unless and until all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), with respect to such acquisition have expired; or

               (ii) that such Person or any of such Person's Affiliates or Associates has, directly or indirectly, the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing) or has a "pecuniary interest" or an "indirect pecuniary interest" in (as determined pursuant to Rule 16A-1(a)(2) of the General Rules and Regulations under the Exchange Act); provided, however, that (1) a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any security under this subparagraph (ii) if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (y) is not then reportable on
          Schedule 13D under the Exchange Act (or any comparable or successor report) and (2) a Person shall be deemed not to Beneficially

          Own any securities under this subparagraph (ii) that such Person has the right to acquire pursuant to an agreement entered into on or prior to September 26, 2001 unless and until all applicable waiting periods under the HSR Act with respect to such acquisition have expired; or

               (iii) that are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (e)) or disposing of any securities of the Company; provided, however, that a Person shall be deemed not to Beneficially Own any securities under this subparagraph
          (iii) that such Person has the right to acquire pursuant to an agreement entered into on or prior to September 26, 2001 unless and until all applicable waiting periods under the HSR Act with respect to such acquisition have expired.

     Notwithstanding the foregoing (i) nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company and (ii) Owens-Illinois, Inc., a Delaware corporation ("OI"), and its Affiliates and Associates shall not be deemed to Beneficially Own any Voting Stock solely by reason of the Asset Purchase Agreement made as o f August 20, 2001, among 3058888 Nova Scotia Corporation, OI Domestic Holdings Inc., Consumers Packaging Inc., 164489 Canada Inc., Consumers International Inc. and OI.

          (f) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (g) "Certification" shall have the meaning set forth in Section 17 hereof.

          (h) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, if such date is not a Business Day it shall mean 5:00 P.M. on the next succeeding Business Day.

          (i) "Common Stock" when used with reference to the Company shall mean the Common Stock, $0.10 par value, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean either the capital stock with the greatest voting power of such other Person or, if such Person is a Subsidiary of another Person, the equity securities or other equity interest having power to control or direct the management of such other person.

          (j) "Company" shall have the meaning set forth in the introduction hereto.

          (k) "Consumers Packaging" shall mean Consumers Packaging, Inc., a corporation organized under the federal laws of Canada.

          (l) "Distribution" shall have the meaning set forth in the recitals hereto.

          (m)  "Distribution Date" shall have the meaning set forth in
     Section 3(a) hereof.

          (n) "Exchange Act" shall have the meaning set forth in the definitions of "Affiliate" and "Associate" above.

          (o)  "Exchange Ratio" shall have the meaning set forth in
     Section 23(a) hereof.

          (p)  "Expiration Date" shall have the meaning set forth in
     Section 7(a) hereof.

          (q)  "Final Expiration Date" shall have the meaning set forth in
     Section 7(a) hereof.

          (r) "HSR Act" shall have the meaning set forth in the definition of "Beneficial Owner" above.

          (s) "Original Rights" shall have the meaning set forth in the definition of "Beneficial Owner" above.

          (t) "Original Rights Agreement" shall have the meaning set forth in the recitals hereto.

          (u) "Person" shall mean any individual, firm, corporation, partnership or other entity.

          (v) "Preferred Stock" shall mean the shares of Series C Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

          (w) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

          (x) "Record Date" shall have the meaning set forth in the recitals hereto.

          (y)  "Redemption Price" shall have the meaning set forth in
     Section 22(a) hereof.

          (z)  "Rights" shall have the meaning set forth in the recitals hereto.

          (aa) "Rights Agent" shall have the meaning set forth in the introduction hereto.

          (bb) "Right Certificate" shall have the meaning set forth in
     Section 3(a) hereof.

          (cc) "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals hereto.

          (dd) "Second Distribution" shall have the meaning set forth in the recitals hereto.

          (ee) "Second Record Date" shall have the meaning set forth in the recitals hereto.

          (ff) "Second Rights Dividend Declaration Date" shall have the meaning set forth in the recitals hereto.

          (gg) "Series A Preferred Stock" shall have the meaning set forth in the recitals hereto.

          (hh) "Series B Preferred Stock" shall have the meaning set forth in the recitals hereto.

          (ii) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, includes a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (jj) "Subsidiary" shall mean, with reference to any Person, any corporation (or other entity) of which an amount of voting securities (or comparable ownership interests) sufficient to elect at least a majority of the directors (or comparable individuals) of such corporation (or other entity) is beneficially owned or otherwise controlled, directly or indirectly, by such Person.

          (kk) "Substantial Block" shall mean a number of shares of the Voting Stock that has 15% or more of the aggregate voting power of all outstanding shares of Voting Stock.

          (ll) "Summary of Rights" shall have the meaning set forth in
     Section 3(b) hereof.

          (mm) "Trigger Date" the later of (i) the first occurrence of a Triggering Event and (ii) the date on which the Company's right of redemption pursuant to Section 22(a) hereof expires.

          (nn) "Triggering Event" shall mean any Person, alone or together with its Affiliates and Associates, becoming an Acquiring Person.

          (oo) "Voting Stock" shall mean the outstanding shares of Common Stock, $0.10 par value, and any other shares of capital stock, of the Company that are entitled to vote generally in the election of directors.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company shall act as Co-Rights Agent and may from time to time appoint such other Co-Rights Agents as it may deem necessary or desirable upon ten calendar days' written notice to the Rights Agent. In no event shall the Rights Agent have any duty to supervise or in any way be liable for the actions or omissions of such Co-Rights Agents.

         Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the close of business on the tenth calendar day after the Shares Acquisition Date (or, if the tenth calendar day after the Shares Acquisition Date occurs before the Second Record Date, the close of business on the Second Record Date) and (ii) the close of business on the tenth calendar day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or any Subsidiary of the Company or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of such plan) to commence, a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person (the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the "Distribution Date") (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock registered in the names of the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock (which certificates for the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock, the Series A Preferred Stock or the Series B Preferred Stock, as the case may be. As soon as practicable after receipt by the Rights Agent of written notice from the Company of the Distribution Date, the Rights Agent, at the Company's expense and upon receipt by it of all relevant information, will send by first-class, postage prepaid mail, to each record holder of Common Stock, the Series A Preferred Stock and the Series B Preferred Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (the "Right Certificate"), evidencing one Right for each share of the Common Stock,
4.167 Rights for each share of Series A Preferred Stock and 4.545 Rights for each share of Series B Preferred Stock so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. As soon as practicable following the Second Record Date, the Company will send a copy of the Summary of Rights, by first-class, postage prepaid mail, to each record holder of Series A Preferred Stock and Series B Preferred Stock as of the close of business on the Second Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date and certificates for Series A Preferred Stock and certificates for Series B Preferred Stock outstanding as of the Second Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, and the registered holders of the Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for Common Stock outstanding on the Record Date or the surrender for transfer of any of the certificates for Series A Preferred Stock or certificates for the Series B Preferred Stock outstanding on the Second Record Date shall also constitute the transfer of the Rights associated with the Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, represented by such certificate.

          (c) Rights shall be issued in respect of all shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, issued after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (as such term is defined in Section 7), or, in certain circumstances provided in Section 21 hereof, after the Distribution Date. Certificates representing such shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Anchor Glass Container Corporation and Continental Stock Transfer & Trust Company (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Anchor Glass Container Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Anchor Glass Container Corporation will mail to the holder of this certificate a copy of the

          Rights Agreement as in effect on the date of mailing without charge within five Business Days after receipt of a written request therefor. Rights beneficially owned by an Acquiring Person and certain other persons will be null and void under certain circumstances set forth in the Rights Agreement.

After the due execution of any supplement or amendment to this Agreement in accordance with the terms hereof, the reference to this Agreement in the foregoing legend shall mean the Agreement as so supplemented or amended. Until the Distribution Date, the Rights associated with the Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, represented by such certificate. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date, or shares of Series A Preferred Stock or Series B Preferred Stock after the Second Record Date, but prior to the Distribution Date (including any acquisition of Series A Preferred Stock or Series B Preferred Stock by reason of conversion of Series A Preferred Stock or Series B Preferred Stock), any Rights associated with such Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, which are no longer outstanding. The failure to print the foregoing legend on any such Common Stock certificate, Series A Preferred Stock certificate or Series B Preferred Stock certificate or any other defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

         Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights or duties of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates shall be in machine-printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and Section 21 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock (or capital stock, other securities, cash or other assets, as the case may be) as shall be set forth therein at the price per one one-thousandth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein. Only whole Rights may be exercised; provided that fractional Rights may be combined into any whole number of Rights and exercised.

          (b) Notwithstanding any other provision of this Agreement, (i) any Right Certificate issued pursuant to Section 3(a) or Section 21 hereof that represents Rights beneficially owned by: (x) an Acquiring Person or any Associate or Affiliate thereof, (y) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (z) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding (whether or not in writing) that has as a primary purpose or effect avoidance of Section 7(e) hereof, (ii) any Right Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate, and
     (iii) any Right Certificate issued pursuant to Section 6 or Section 11 hereof, upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible following the written instruction of the Company to the Rights Agent) the following legend, modified as applicable to apply to such
     Person:

          The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented will be null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

         Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by one of its authorized officers either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not such a signatory.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates and the date of countersignature of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 13 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock (or capital stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence, as the Company or the Rights Agent shall reasonably request, of the identity of the Beneficial Owner, Affiliates or Associates thereof or of the holder, or of any other Person with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 13 and Section 19(k) hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from a Right Certificate holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, along with a signature guarantee and such other further documentation as the Rights Agent may reasonably request and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 9(b), 22(b) and 23(b) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of shares of Preferred Stock (or shares of Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are then exercisable, at or prior to the earliest of (i) the close of business on September 26, 2003 (the "Final Expiration Date"), (ii) the time at which the Rights are exchanged as provided in Section 23 and (iii) the time at which the Rights are redeemed as provided in Section 22 (such earliest date being herein referred to as the "Expiration Date"). Only whole Rights may be exercised; provided that fractional Rights may be combined into any whole number of Rights and exercised.

         (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $0.01 and shall be payable in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed and properly completed accompanied by payment of the Purchase Price for the number of one one-thousandths of shares of Preferred Stock (or shares of capital stock, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon, subject to Section 19(k), promptly (i) requisition from any transfer agent of Preferred Stock certificates for the number of one one-thousandths of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request,
(iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 13,
(iv) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (v) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the then Purchase Price may be made in cash or by certified bank check or bank draft or money order payable to the order of the Company or the Rights Agent.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 13 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring

Person became such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is a part of a plan, arrangement or understanding (whether or not in writing) that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this
Section 7(e) applies and shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner, Affiliates or Associates thereof or of the holder, or of any other Person with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company or the Rights Agent shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9.  Reservation and Availability of Shares of Capital
Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of its authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights or will take such other steps as are appropriate to assure that the number of such shares sufficient to permit the exercise in full of all outstanding Rights will be available upon such exercise.

         (b) The Company shall use its best efforts (X) (i) to file, as soon as practicable following the first occurrence of a Triggering Event, or as soon as required by law, as the case may be, a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date and (Y) (i) to file appropriate applications with any state or federal regulatory bodies having jurisdiction over the issuance of the securities (or assets) purchasable upon exercise of the Rights in order to obtain any approvals or orders of such bodies as may be legally required, (ii) to cause such approvals to be obtained or orders to be issued as soon as practicable after such filing and (iii) to cause such approvals or orders to remain effective until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities (or assets), and
(B) the Expiration Date, to the extent not previously obtained. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, (X) for a period of time not to exceed ninety (90) days after the date set forth in clause (X)(i) of the first sentence of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and (Y) for a period of time not in excess of 180 days after such date (or for such longer period as is required by any applicable law, rule or regulation of any appropriate regulatory bodies), the exercisability of the Rights in order to obtain any such required regulatory body approvals or orders. Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable (i) to the extent such exercise would violate any injunction, order or decree of any court of competent jurisdiction or (ii) in any jurisdiction unless the requisite qualifications in such jurisdiction shall have been obtained.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of the Preferred Stock upon the exercise of Rights. The Company shall not, however, be required (a) to pay any transfer tax that may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Preferred Stock in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for shares of the Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for any number of shares of

Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such whole and/or fractional shares of Preferred Stock represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and charges) was made and shall show the date of countersignature; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on or distribution with respect to the Preferred Stock payable in shares of capital stock, securities or other assets,
(B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock, capital stock, securities or other assets, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock, securities or other assets which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

         (b) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 11, and the provisions of Sections 7, 9, 10, and 13 with respect to the Preferred Stock shall apply on like terms to any such other shares.

         (c) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (d) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement and shall give simultaneous written notice to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this

Section 11(d), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 13, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (e) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

         (f) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then stated value, if any, of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of such Preferred Stock at such adjusted Purchase Price.

         (g) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities or assets of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities or assets of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (h) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of (x) Common Stock payable in shares of Common Stock, (y) Series A Preferred Stock payable in shares of Series A Preferred Stock or (z) Series B Preferred Stock payable in shares of Series B Preferred Stock, (ii) subdivide the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, or
(iii) combine the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as applicable, then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each such share following any such event shall equal the result obtained by multiplying the number of Rights associated with each such share immediately prior to such event by a fraction, the numerator of which shall be the total number of such shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of such shares outstanding immediately following the occurrence of such event.

         (i) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of making any adjustment to the Purchase Price, the number of shares of Preferred Stock eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by Section 11(a) or 11(d), make such other equitable adjustment or adjustments thereto as the Board of Directors (whose determination shall be conclusive) deems appropriate in the circumstances and not inconsistent with the objectives of the Board of Directors in adopting this Agreement and such Sections.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the calculations and facts accounting for such adjustment and the adjusted Purchase Price, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such a certificate.

         Section 13. Fractional Rights and Fractional Shares. (a) The Company may issue fractions of Rights and distribute Right Certificates which evidence fractional Rights.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time the Rights evidenced thereby are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 13(b), the current market value of one one-thousandth of a share of Preferred Stock shall be the closing price of one one-thousandth of a share of Preferred Stock for the trading day immediately prior to the date on which such fractional share would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Preferred Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Preferred Stock is listed or admitted to trading or, if the Preferred Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Preferred Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Preferred Stock selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Preferred Stock the fair value of one one-thousandth of a share of Preferred Stock on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional shares upon exercise of a Right, except as otherwise permitted by this Section 13, or to exercise any fractional Right (except for fractional Rights combined into a whole number of Rights).

         (d) The Rights Agent shall have no duty or obligation with respect to this Section 13 and Section 23(e) unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

         Section 14. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock, Series A Preferred Stock and Series B Preferred Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock, Series A Preferred Stock and Series B Preferred Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 15. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;

          (c) subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated certificate for Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary;

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

         Section 16. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 17. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, execution, delivery, amendment and administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as may be finally determined by a court of competent jurisdiction) for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability on the premises. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

         The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, adjustment notice, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon (i) the execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit B hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

         Section 18. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person, succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 19. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered, or omitted by it in accordance with such advice or opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (and as may be finally determined by a court of competent jurisdiction). The issuance or non-issuance of a Right Certificate or Preferred Stock or other security in accordance with instructions given to the Rights Agent by the Company pursuant to Section 19(k) hereof or in accordance with the terms hereof shall not constitute gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered or omitted to be taken by it in accordance with instructions of any such officer. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such action shall be taken, and the Rights Agent shall not be liable for any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than one Business Day after the Company receives such application) without the consent of the Company unless prior to taking, suffering or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken, suffered or omitted.

          (h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other person resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting the Company. The Company shall give the Rights Agent prompt written instructions as to the action to be taken regarding the Right Certificates involved. The Rights Agent shall not be liable for acting in accordance with such instructions.

         Section 20. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Preferred Stock by registered or certified mail, and, at the Company's expense, to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the temporary Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such Person is authorized to do business as a banking or trust institution in the State of New York), in good standing, having an office in the State of New York, which is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25 million or (ii) an affiliate or such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 21. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities (other than upon the conversion of Series A Preferred Stock or Series B Preferred Stock), notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and
(ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 22. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the close of business on the tenth calendar day following the Shares Acquisition Date (or if the Shares Acquisition Date shall have occurred prior to the Second Record Date, the close of business on the tenth day following the Second Record Date), or (y) the close of business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either in shares of its Common Stock (valued at their current market price on the date of the redemption (as determined by the Board of Directors of the Company, which determination shall be conclusive and binding on all Rights holders)), other securities, cash or other assets. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Triggering Event until such time as the Company's right of redemption hereunder has expired.

         (b) In deciding whether or not to exercise the Company's right of redemption hereunder, the Board of Directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and they may consider the long-term and short-term effects of any action upon employees, customers and creditors of the Company and upon communities in which offices or other establishments of the Company are located, and all other pertinent factors.

         (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock, Series A Preferred Stock and Series B Preferred Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 22, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

         Section 23. Exchange. (a) The Board of Directors of the Company may, at its option, at any time and from time to time on or after a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of
Section 7(e) hereof) for shares of Preferred Stock at an exchange ratio of one one-thousandth of a share of Preferred Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 23(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Preferred Stock equal to the number of such Rights held by such holders multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors ordering an exchange of the Rights, the Company shall give notice of any such exchange to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

         Section 24. Notice of Certain Events. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock, or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (d) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

         In case a Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, to the extent feasible and in accordance with Section 25, a notice of the occurrence of such event.

         Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Anchor Glass Container Corporation
                  Anchor Plaza
                  4343 Anchor Plaza Parkway
                  Tampa, FL 33634
                  Attention:  Corporate Secretary

         Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Continental Stock Transfer & Trust Company
                  2 Broadway
                  New York, NY  10004
                  Attn:  Compliance Department

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplements and Amendments. Prior to the earlier of the Distribution Date or the Shares Acquisition Date and subject to the penultimate sentence of this Section 26, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates. From and after the earlier of the Distribution Date or the Shares Acquisition Date, and subject to the penultimate sentence of this Section 26, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to lengthen the time period during which the Rights may be redeemed following the Shares Acquisition Date for up to an additional twenty days beyond the time period set forth in Section 22(a), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would affect its interests under this Agreement. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made on or after the Distribution Date which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Preferred Stock for which a Right is then exercisable.

         Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Voting Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Voting Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Company's Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Company's Board of Directors to any liability to the holders of the Right Certificates. The Rights Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

         Section 29. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock, Series A Preferred Stock and Series B Preferred Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the

Distribution Date, registered holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       ANCHOR GLASS CONTAINER CORPORATION



                                       By: /s/ Lawrence M. Murray
                                           -------------------------------------
                                           Name: Lawrence M. Murray
                                           Title: Sr. V.P. Finance



                                       CONTINENTAL STOCK TRANSFER & TRUST
                                       COMPANY,
                                       as Rights Agent




                                       By: /s/ William F. Seegraber
                                           -------------------------------------
                                           Name:  William F. Seegraber
                                           Title: Vice President

                                                                       EXHIBIT A

                                 CERTIFICATE OF

                          DESIGNATIONS, PREFERENCES AND

                        RELATIVE, PARTICIPATING, OPTIONAL

                            OR OTHER RIGHTS, AND THE

                         QUALIFICATIONS, LIMITATIONS OR

                           RESTRICTIONS THEREOF OF THE

                       SERIES C JUNIOR PARTICIPATING STOCK


         Anchor Glass Corporation, a corporation organized and existing by virtue of the laws of the State of Delaware ("the Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board of Directors") on September 26, 2001.

         RESOLVED THAT, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby creates, from the shares of Preferred Stock (the "Preferred Stock") of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the Preferred Stock designated the Series C Junior Participating Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such series as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as the Series C Junior Participating Preferred Stock (the "Series C Junior Participating Preferred Stock"), par value $0.01 per share, and the number of shares constituting such series shall be 200,000.

         Section 2.  Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series C Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth: 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.10 per share, of the Corporation (the "Common Stock") since the immediately preceding dividend payment date, or, with respect to the first dividend payment date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock. In the event the Corporation shall at any time after September 26, 2001 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series C Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         (C) The Board of Directors may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series C Junior Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Junior Participating Preferred

Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series C Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (C) Except as set forth herein, holders of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series Cnd classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Series C Junior Participating Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount equal to $0.01 per share of Series C Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Junior Participating Liquidation Preferred"). Following the payment of the full amount of the Series C Junior Participating Liquidation Preferred, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Junior Participating Liquidation Preferred by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Junior Participating Liquidation Preferred and the Common Adjustment in respect of all outstanding shares of Series C Junior Participating Preferred Stock and Common Stock, respectively, holders of Series C Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Junior Participating Liquidation Preferred and the liquidation preferences of all other series of Preferred stock, if any, which rank on a parity with the Series C Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series C Junior Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series C Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. At any time when any shares of Series C Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Junior Participating Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock.

         IN WITNESS WHEREOF, this Certificate is executed on behalf of the Corporation by one of its officers thereunto duly authorized.

Dated:  September 26, 2001

                                       ANCHOR GLASS CONTAINER CORPORATION



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B

                           [Form of Right Certificate]

Certificate No. R-                                                       Rights
                                                               ----------

         NOT EXERCISABLE AFTER SEPTEMBER 26, 2003 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.00001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER WILL BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BE NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]/1/

                       ANCHOR GLASS CONTAINER CORPORATION

                                Right Certificate

         This certifies that             , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of October 31, 2001 (the "Rights Agreement") between Anchor Glass Container Corporation, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on September 26, 2003 at the designated office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-thousandth of a fully paid non-assessable share of the Series C Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $0.01 per one one-thousandth of a fully paid non-assessable share of the Series C Junior Participating
Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $0.01 per one one-

---------------

/1/ The portion of the legend in brackets shall be inserted only if applicable.

thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related certificate duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 31, 2001.

         Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

         As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent, and at the executive offices of the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandth of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (i) redeemed by the Company at a redemption price of $0.00001 per Right or (ii) exchanged by the Company in whole or in part for shares of Preferred Stock.

         Only whole Rights may be exercised; provided that fractional Rights may be combined into any whole number of Rights and exercised. No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company. Dated
      -----------------.


                                       ANCHOR GLASS CONTAINER CORPORATION



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



Countersigned:


CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Rights Agent


By:
    -------------------------------------
           Authorized Officer

Date:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED
                           ----------------------------------------------------

hereby sells, assigns and transfers unto
                                         --------------------------------------

-------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                  ,
      ------------------  ------



                                       ----------------------------------------
                                       Signature


Signature Guaranteed:
                      ---------------------------------------------------------

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                   ,
      ------------------   ------



                                       ----------------------------------------
                                       Signature


Signature Guaranteed:
                     ----------------------------------------------------------

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                   Rights evidenced by the Right Certificate.)

Anchor Glass Container Corporation:

         The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the shares of the Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or
other taxpayer identifying number


-------------------------------------------------------------------------------
                         (Please print name and address)


-------------------------------------------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or
other taxpayer identifying number


-------------------------------------------------------------------------------
                         (Please print name and address)


-------------------------------------------------------------------------------

Dated:                   ,
      -------------------  ------



                                       ----------------------------------------
                                       Signature


Signature Guaranteed:
                     ----------------------------------------------------------

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                   ,
      -------------------  ------      ----------------------------------------
                                                    Signature

Signature Guaranteed:
                     ----------------------------------------------------------

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C
                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

         The Board of Directors of Anchor Glass Container Corporation (the "Company") has declared a dividend distribution of [one] [4.167 and 4.545] Right[s] for each outstanding share of [Common Stock, $0.10 par value (the "Common Stock")] [Series A 10% Cumulative Convertible Preferred Stock, $0.01 par value (the "Series A Preferred Stock"), and Series B 8% Cumulative Convertible Preferred Stock, $0.01 par value (the "Series B Preferred Stock"), respectively], of the Company. The distribution is payable to holders of record on [September 26, 2001] [October 31, 2001] (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock (the "Preferred Stock"), at a price of $0.01 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). [The terms and conditions of the Rights distributed to the holders of Series A Preferred Stock and Series B Preferred Stock are identical to the Rights distributed on September 26, 2001 to the holders of the Common Stock, $0.10 par value (the "Common Stock"), of the Company.]

Distribution Date; Transfer of Rights

         Until the earlier to occur of (i) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or group of affiliated or associated persons, subject to certain exceptions (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 15% or more of the voting power of the outstanding shares of Voting Stock or (ii) ten calendar days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in such person or group acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 15% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock, Series A Preferred Stock and Series B Preferred

Stock certificates outstanding, by such Common Stock, Series A Preferred Stock and Series B Preferred Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock, Series A Preferred Stock and Series B Preferred Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock, Series A Preferred Stock or Series B Preferred Stock certificates outstanding will also constitute the transfer of the Rights associated with the Common Stock, Series A Preferred Stock or Series B Preferred Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights Agreement provides that, as defined therein, the term "Acquiring Person" shall not include any beneficial owner of Voting Stock as of September 26, 2001, but only if such person does not acquire, and is not deemed under the Rights Agreement to have acquired, beneficial ownership of any additional Voting Stock.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on September 26, 2003, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for
Preferred Stock

         In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, one one-thousandth of a share of Preferred Stock. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Exchange of Rights

         At any time after the occurrence of the event set forth under the heading "Exercise of Rights for Preferred Stock" above, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which shall have become void), in whole or in part, at an exchange ratio of one one-thousandth of a share of Preferred Stock per Right (subject to adjustment).

Redemption of Rights

         At any time prior to 5:00 P.M. New York City time on the tenth calendar day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Rights Holder Not a Stockholder

         Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Terms of the Preferred Stock

         The Preferred Stock will rank junior to all other series of the Company's preferred stock with respect to payment of dividends and as to distributions of assets in liquidation. Each share of Preferred Stock will be entitled to dividends equal to 10,000 times the per share amount of any dividend (other than a dividend payable in shares of Common Stock or a subdivision of the Common Stock) declared from time to time on the Common Stock, subject to certain adjustments. The Preferred Stock will not be redeemable. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferred liquidation payment per share of $0.01 (plus accrued and unpaid dividends) or, if greater, an amount equal to 10,000 times the payment to be made per share of Common Stock, subject to certain adjustments. Generally, each share of Preferred Stock will vote together with the Common Stock and will be entitled to 10,000 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 10,000 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of Common Stock is changed or exchanged, subject to certain adjustments. The foregoing dividend, voting and liquidation rights of the Preferred Stock are protected against dilution in the event that additional shares of Common Stock are issued pursuant to a stock split or stock dividend or distribution. Because of the nature of the Preferred Stock's dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of Preferred Stock purchasable with each Right is intended to approximate the value of ten shares of Common Stock.

Amendments to Terms of the Rights

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, however, that no supplement or amendment may be made after the Distribution Date which changes those provisions relating to the principal economic terms of the Rights.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated November 1, 2001. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.